Dentsply Sirona Announces Acquisition of MIS Implants
York, Pennsylvania, June 27, 2016 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (NASDAQ: XRAY), The Dental Solutions Company, today announced a definitive agreement to acquire all of the outstanding shares of privately held MIS Implants Technologies Ltd. (“MIS”), a dental implant systems manufacturer headquartered in northern Israel, for $375 million in cash.
MIS is a growing and profitable manufacturer of dental implant systems with annual sales of approximately $80 million. The company is a leader in the value segment of the market, selling its products under the MIS brand through a wide distribution network that includes a direct sales force, reaching over 65 countries.
Jeffery T. Slovin, Chief Executive Officer of Dentsply Sirona, commented, “MIS is uniquely positioned to address the value segment of the market in both its home region and around the globe. It is strategically important to be able to address the entire multi-billion dollar implant market with distinct organizations, portfolios and brands targeting both the premium and value segments. MIS has a broad portfolio of implants and related products under a well-established brand making it a great complement to our company. This acquisition underscores our commitment to deploying capital to drive growth and create shareholder value.”
Dentsply Sirona expects this transaction to be accretive to adjusted earnings per share within the first twelve months following the closing of the transaction. Moelis & Company acted as financial advisor to Dentsply Sirona.
About Dentsply Sirona:
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 130-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s global headquarters is located in York, Pennsylvania, and the international headquarters is based in Salzburg, Austria. The company’s shares are listed in the United States on NASDAQ under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.
Contact Information:
Joshua Zable
VP, Investor Relations and Corporate Communications
+1-718-482-2184
joshua.zable@dentsplysirona.com

Derek Leckow
VP, Investor Relations
+1-717-849-7863
derek.leckow@dentsplysirona.com

Forward Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "project," "forecast," or other similar words. Statements contained in this press release are based on information presently available to the Company and assumptions that the Company believe to be reasonable. The Company is not assuming any duty to update this information if those facts change or if the assumptions are no longer believed to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. These risk factors include, without limitation; risks that the new businesses will not be integrated successfully; risks that the combined companies will not realize the estimated cost savings, synergies and growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; unanticipated changes relating to competitive factors in the industries in which the Company operates; the ability to hire and retain key personnel; reliance on and integration of information technology systems; international, national or local economic, social or political conditions that could adversely affect the Company or its customers; risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; the ability to attract new customers and retain existing customers in the manner anticipated; the continued strength of dental and medical device markets; the timing, success and market reception for our new and existing products; uncertainty regarding governmental actions with respect to dental and medical products; outcome of litigation and/or governmental enforcement actions; volatility in the capital markets or changes in our credit ratings; continued support of our products by influential dental and medical professionals; our ability to successfully integrate acquisitions; risks associated with foreign currency exchange rates; risks associated with our competitors' introduction of generic or private label products; our ability to accurately predict dealer and customer inventory levels; our ability to successfully realize the benefits of any cost reduction or restructuring efforts; our ability to obtain a supply of certain finished goods and raw materials from third parties; changes in the general economic environment that could affect the business; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive.
Additional information regarding these and other risk factors and uncertainties that may affect the Company's business and may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. The Company does not give any assurance (1) that it will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.
Non-US GAAP Financial Measures
In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.
The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the net of tax impact of the following:
(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or product lines. In addition, this category includes the roll off to the consolidated statement of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.
(2) Restructuring, restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.
(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.
(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.
(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.
The Company defines “constant currency sales growth” as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency average foreign exchange rate for each month of the prior period, for the currencies in which the Company does business.
The Company defines “internal sales growth” as constant currency sales growth excluding the impacts of net acquisitions and divestitures, merger accounting impacts and discontinued products.